UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

(516) 466-3100

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations Item

Item 1.01	Entry into a Material Definitive Agreement

Our credit facility provides that subject to borrowing base requirements, we can borrow up to $100 million for the acquisition of commercial real estate, repayment of mortgage debt, and renovation and operating expense purposes; provided, that if used for renovation and operating expense purposes, the amount outstanding for such purposes will not exceed the lesser of $30 million and 30% of the borrowing base subject to a cap of (i) $20 million for renovation expenses and (ii) $10 million for operating expense purposes. Effective as of July 8, 2020,  the credit  facility was amended (the “Credit Facility Amendment”) to (i) increase, from $10 million to $20 million, the amount we can borrow for operating expense purposes and (ii) decrease, from $20 million to $10 million, the amount that we can borrow for renovation expenses. These changes are effective through February 28, 2021, at which time the amount that we can borrow for these purposes resets to the thresholds in effect prior to this amendment. To the extent that as of March 1, 2021 more than $10 million is outstanding for operating expense purposes, such excess must be repaid immediately.

Section 8 – Other Events

Item 8.01	Other Events

Liquidity and Capital Resources

Our available liquidity at July 13, 2020, was approximately $79.9 million, including approximately $19 million of cash and cash equivalents (including the credit facility’s required $3 million average deposit maintenance balance) and $60.9 million available under our credit facility. The facility is currently available for the acquisition of commercial real estate, repayment of mortgage debt, and, after giving effect to the Credit Facility Amendment, up to $10 million for renovation expenses and up to $18.7 million for operating expenses.

Status of Certain Tenants; Rent Abatements and Deferrals

Three tenants (NPC International (or its affiliate), a Wendy’s franchisee that, among other things, operates more than 385 Wendy’s restaurants, CEC Entertainment, Inc., the operator of Chuck E Cheese restaurants, and Tuesday Morning Corporation (or its affiliate), a Nasdaq listed retailer specializing in home products) leasing an aggregate of eight properties located in Pennsylvania, Indiana and Texas filed for bankruptcy protection in May through early July. The base rent payable by these tenants during the six months ending December 31, 2020, without giving effect to the bankruptcy proceedings, is approximately $585,000. At June 30, 2020, the mortgage debt(excluding the mortgage debt at a multi-tenant property at which the bankrupt tenant accounts for less than 14% of the square footage leased at such property), unbilled rent receivable and intangible lease liabilities at these properties aggregated approximately $4.1 million, $859,000 and $72,000, respectively. Notwithstanding these bankruptcy filings, these tenants have continued to pay rent – though no assurance can be given in this regard, we believe that these tenants intend to continue operations at such properties.

Through July 13, 2020 and with respect to the quarter ended June 30, 2020, we extended (or anticipate extending), the lease term of three tenants and abated (or anticipate abating, with the latest ending abatement expiring in August 2020), the rent of several tenants. We estimate that our rental income for the quarter ended June 30, 2020 will be negatively impacted by approximately $400,000 as the net result of such extensions and abatements, though such amount may change as we continue to work with tenants that are experiencing financial difficulty.

We have also agreed to defer, generally through 2021, approximately $3.1 million of rental payments due during the quarter ended June 30, 2020. We do not anticipate that such deferrals will have a material adverse effect on our liquidity.

Forward Looking Information

This Current Report on Form 8-K, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to the financial condition of our tenants and their performance of lease obligations; general economic and business conditions, including those currently affecting our nation’s economy and real estate markets; the availability of and costs associated with sources of liquidity; general and local real estate conditions, including any changes in the value of our real estate; compliance with credit facility covenants; increased competition for leasing of vacant space due to current economic conditions; changes in governmental laws and regulations relating to real estate and related investments; the level and volatility of interest rates; competition in our industry; limitations on our ability to exercise legal remedies due to court closures and/or moratoriums on the exercise of certain type of remedies or activities; the challenges presented by the COVID-19 pandemic; and the other risks described under Item 1A. Risk Factors in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Any or all of our forward-looking statements in this report and in any other public statements we make may turn out to be incorrect. Actual results may differ from our forward-looking statements because of inaccurate assumptions we might make or because of the occurrence of known or unknown risks and uncertainties. Many factors referenced above will be important in determining future results. Consequently, no forward-looking statement can be guaranteed, and you are cautioned not to place undue reliance on these forward-looking statements.

Except as may be required under applicable law, we undertake no obligation to publicly update our forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our reports that are filed with or furnished to the SEC.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

In reviewing the agreement included as an exhibit to this Current Report on Form 8-K, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other parties to the agreement. The agreement contains representations and warranties by one or more of the parties thereto. These representations and warranties have been made solely for the benefit of one or more of the other parties to the agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Third Amended and Restated Loan Agreement and Other Loan Documents dated as of the 8th day of July, 2020, among us, VNB New York, LLC, Bank Leumi USA, Manufacturers and Traders Trust Company, People’s United Bank, National Association, and Manufacturers and Traders Trust Company.
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: July 14, 2020	By:	/s/ David W. Kalish
David W. Kalish
Chief Financial Officer

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